UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025

GAXOS.AI INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41620	87-3288897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

101 Eisenhower Pkwy, Suite 300,

Roseland, NJ 07068

(Address of principal executive offices, including ZIP code)

(973) 275-7428

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001	GXAI	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 12, 2025, Gaxos.ai Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). A total of 2,538,104 shares of common stock continuing a quorum, were represented in person or by valid proxies at the Annual Meeting.

The final results for Proposals 1, 2 and 3, as set forth in the Company’s Definitive Proxy Statement, filed with the SEC on June 30, 2025, are as follows:

Proposal 1. At the Annual Meeting, the terms of all four members of the Board of Directors expired. All of the four nominees for director were elected to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the four directors was as follows:

Directors	For	Withheld	Broker Non-Votes
Vadim Mats	609,602	22,548	1,905,954
Adam Holzer	592,411	39,739	1,905,954
Scott Grayson	595,459	36,691	1,905,954
Roman Feldman	608,743	23,407	1,905,954

Proposal 2. At the Annual Meeting, the stockholders ratified the appointment of Salberg & Company, P.A. (“Salberg”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstain	Broker Non-Vote
2,274,665	246,475	16,964	-

Proposal 3. At the Annual Meeting, the Company’s stockholders approved an amendment to the 2022 Omnibus Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of common stock reserved for issuance thereunder to 803,637 shares from 553,637 shares (the “Plan Amendment”):

For	Against	Abstain	Broker Non-Vote
507,255	122,893	2,002	1,905,954

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAXOS.AI INC.

Date: August 13, 2025	By:	/s/ Vadim Mats
Vadim Mats
Chief Executive Officer

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